Exhibit 10.4

AMENDMENT NO. 001 TO

MASTER LOAN AND SECURITY AGREEMENT

THIS AMENDMENT dated as of September 23, 2014 amends that certain Master Loan and Security Agreement dated as of August 31, 2009 between FIFTH THIRD BANK, as Lender, and STELLARIS LLC, as Borrower (the “Master Loan”).  Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Loan.

WHEREAS, Lender and Borrower seek to enter into additional financing transactions under the Master Loan, and have determined that amending the Master Loan will be mutually beneficial to each party; and

WHEREAS, Borrower is affiliated with PRIMORIS SERVICES CORPORATION and, as such, shall be benefited directly by the transaction(s) contemplated by the “Primoris Loan Documents” (as hereinafter defined), and has agreed to pledge the Collateral under this Master Loan as additional collateral under the Primoris Loan Documents,

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree that the Master Loan will be amended to modify and/or add the following language:

1.                                      Section 3(d) is hereby added to the Master Loan to read as follows:

“(d) Borrower hereby grants to Lender a continuing security interest in the Collateral, to further secure the payment and performance of all indebtedness and obligations of Primoris Loan Documents to Lender under that certain Master Loan and Security Agreement dated September 19, 2014 by and between Fifth Third Bank and Primoris Services Corporation and other documents relating thereto (and any renewals, extensions and modifications thereof) and under any other agreement or instrument (as the same may be renewed, extended or modified) both now in existence and hereafter created, by and between Primoris Services Corporation and Lender, and hereinafter collectively referred to as the “Primoris Loan Documents”.

2.                                      Subsection 13(a)(vii) of Events of Default and Remedies section 13, shall be deleted and the following inserted in lieu thereof:

“(vii) a default shall have occurred and be continuing under any contract, agreement or document between (x) Borrower or any Guarantor or Primoris Services Corporation and (y) Lender or any affiliate of Lender;”

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first above written.

LENDER:
FIFTH THIRD BANK

By:	/s/ Gerald Whitfield
Name:	Gerald Whitfield
Title:	VP

BORROWER:
STELLARIS LLC

By:	/s/ A. Theeuwes
Name:	A. Theeuwes
Title:	CFO

©2003 Fifth Third Bancorp